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                                                                EXHIBIT 10(f)(3)

                              EMPLOYMENT AGREEMENT


         This is an agreement (the "Agreement") between Koger Equity, Inc. (the "Company"), a Florida corporation, and David B. Hiley of Ponte Vedra, Florida (the "Executive"), dated as of the 18th of February, 1998, to be effective as of April 1, 1998 (the "Effective Date").

         WHEREAS, the operations of the Company require direction and leadership in a variety of areas, including its financial affairs, corporate development and strategic planning;

         WHEREAS, the Executive has experience and expertise that qualify him to provide that direction and leadership, and the Company therefore wishes to employ him as its Executive Vice President and chief financial officer, and he wishes to accept such employment; and

         WHEREAS, the Compensation Committee of the Board of Directors of the Company and the Board of Directors of the Company have approved this Agreement;

         NOW, THEREFORE, the parties agree as follows:

         1. Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers and the Executive hereby accepts employment.

         2. Term. Subject to earlier termination as provided in Section 5 below, the term of the Executive's employment hereunder (the "Term of Employment") shall be a period starting on April 1, 1998 and ending on the third anniversary of the beginning of the Term of Employment or, if later, the 180th day following the date on which either the Company or the Executive gives written notice to the other that he or it is terminating the Term of Employment under this Agreement. The Term of Employment may be otherwise extended or renewed only by a written agreement signed by the Executive and an expressly authorized representative of the Company.

         3. Capacity and Performance. During the Term of Employment, the Executive shall:

         (a) serve the Company on a full-time basis as its Executive Vice President and chief financial officer;

         (b) perform such duties and responsibilities on behalf of the Company as may be designated from time to time by the Board of Directors of the Company (the "Board") or its chief executive officer to whom the Executive shall report, consistent with the position of Executive Vice President and chief financial officer, with executive responsibility for the Company's financial affairs, including accessing of capital markets and strategic acquisitions and divestitures;



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         (c) devote substantially all of his business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and to the discharge of his duties and responsibilities under this Agreement, and he shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the Term of Employment, except (i) service as a director of business, industry, trade, professional, governmental or academic organizations which service does not interfere in any material way with the performance of the Executive's duties and responsibilities hereunder; (ii) service as a consultant or adviser to those companies specified in the letter between the Executive and the Company of even date, so long as such service does not interfere in any material way with the performance of the Executive's duties and responsibilities hereunder; and (iii) as may otherwise be expressly approved in writing in advance by the Board or the chief executive officer.

         (d) The Company agrees to use its best efforts to cause the election of the Executive to the Board during the Term of Employment.

         4.  Compensation and Benefits.

         (a) Base Salary. During the Term of Employment, the Company shall pay the Executive base salary ("Base Salary") at the rate of $200,000 per year, prorated for any partial period. All Base Salary shall be payable in accordance with the payroll practices of the Company for its executives and subject to increase from time to time by the Board (or its Compensation Committee) in its sole discretion.

         (b)  Equity.

                    (i) Stock option. As an inducement to his accepting employment by the Company, the Company shall grant to the Executive a ten-year stock option to purchase 125,000 shares of common stock of the Company at a price per share equal to the fair market value of such stock on February 18, 1998. Such option is evidenced by a Stock Option Agreement of even date between the Company and the Executive. The option shall become exercisable as to 41,667 shares on the first anniversary of the date of grant, 41,667 shares on the second anniversary of the Effective Date, and 41,666 shares on the third anniversary.

                  The following terms shall apply to the option: (1) in the event of the Executive's death the entire option shall become fully vested and immediately exercisable and may be exercised for the entire period of the option; (2) in the event the Executive's Employment with the company terminates because of retirement (in accordance with the Company's Employee Policy Manual), the option shall be exercisable in accordance with its terms as though the Executive had remained an employee of the Company; (3) in the event the Executive's employment with the Company is terminated by the Company for "cause," as defined in Section 5(b), the option shall immediately terminate; (4) if the Executive's


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         employment is terminated by the Company for any reason other than cause, the option shall immediately become fully exercisable and shall remain exercisable in accordance with its terms; (5) if the Executive voluntarily terminates employment with the Company for reasons other than those specified in Section 5(e)(i), the option shall immediately terminate to the extent not then exercisable and shall remain exercisable to the extent then exercisable for a period of 180 days (but not longer than it would have been exercisable had he remained an employee) and shall then terminate; and (6) in the event of a "covered transaction" (as defined below), the option shall as determined by the Board either become exercisable in full commencing 30 days prior to the covered transaction, be canceled in consideration of the issuance of substitute options of another corporation having substantially equivalent value and terms or canceled at the closing of such transaction in consideration of a cash payment equal to the difference between the exercise price of such options and the consideration paid for shares of Company common stock in such transaction (valuing any noncash consideration at fair market value).

                  (ii) Registration. The grant of options provided for in subpart (i) of this Section 4(b) and the issuance of stock pursuant to the exercise of any such options shall be covered by an effective registration statement of the Company on Form S-8 under the Securities Act of 1933.

                  (iii) Covered transaction. The term "covered transaction" means a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding capital stock by a single person or entity or by a group of persons and/or entities acting in concert or the sale or transfer of substantially all the Company's assets or a dissolution or liquidation of the Company.

         (c) Discretionary Bonuses. The Executive will be considered for year-end bonuses if the Company performs well, and will be included with the Chairman and chief executive officer and the President and chief operating officer for such purpose, but the determination whether or not any such bonuses will be paid shall be in the sole discretion of the Compensation Committee of the Board, provided that in the event of the disability or death of Executive or his termination by the Company other than for Cause, Executive shall be paid an amount at least equal to a Stipulated Bonus. A Stipulated Bonus shall be equal to the average bonus paid to Executive in respect of the three years prior to termination for death, disability or other than for Cause (or such lesser time as Executive has been employed by the Company), prorated through the date of termination in the case of death or disability or for the balance of the Term of Employment in the case of termination other than for Cause (disregarding such termination).

         (d) SERP. As of the Effective Date, the Executive shall become a participant in the SERP and shall be added to a new Schedule E to the SERP, and for purposes of determining the Executive's vesting under Section 3.2(a)(i) of the SERP, the Executive must be employed by the Company for at least three full years instead of five full years.



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         (e) Vacations. During the Term of Employment the Executive shall be entitled to five weeks of vacation per year, prorated for partial calendar years, to be taken at such times and intervals as he wishes, subject to the reasonable business needs of the Company. The Executive shall be entitled to cash compensation for vacation time not taken only to the extent approved by the Board.

         (f) Other Benefits. During the Term of Employment the Executive shall be entitled to participate in all employee benefit plans (including insurance plans) of the Company that cover senior executives of the Company generally. The Executive's participation shall be subject to (i) the terms of the applicable plan documents and (ii) generally applicable Company policies. The Company may alter, modify, supplement or delete its employee benefit plans at any time as it sees fit, without recourse by the Executive.

         (g) Business Expenses. The Company shall pay or reimburse the Executive for all reasonable, customary business expenses incurred or paid by the Executive in the performance of the duties and responsibilities of his position, subject to any restrictions on such expenses set by the Board or in Company policies and to such reasonable substantiation and documentation as may be required by the Company. During a transition period commencing on the Effective Date and ending on the earlier of the first anniversary thereof or the Executive's relocation to Jacksonville, the Company will pay or reimburse the Executive for (i) temporary housing in the Jacksonville area, including utilities and insurance, (ii) a rental automobile, including insurance, and
(iii) air travel (and related ground travel or parking expense) between Jacksonville and New York.

         (h) Relocation Expenses. The Company shall pay or reimburse the Executive's moving expenses in connection with the relocation of his principal residence to the Jacksonville area. Payment or reimbursement of all such expenses shall be subject to such reasonable documentation as may be required by the Company.

         5.  Termination of Employment.

         (a) Death. Except for obligations under this Agreement which survive the death of the Executive, if the Executive dies during the Term of Employment, the Company shall have no further obligations under this Agreement other than to pay to the Executive's estate Base Salary through the end of the calendar month of his death, any Stipulated Bonus as provided for herein, and any other compensation hereunder that has been earned but not paid. The Company agrees to keep in force during the Term of Employment group life insurance, substantially equivalent to that in effect generally for the Company's executives on the Effective Date.

         (b) Disability. The Company may terminate the Executive's employment by written notice in the event that, for any reason, he becomes disabled, either physically or psychologically, and is unable to perform substantially all of his duties and responsibilities under this Agreement for 180 days during any period of 365 consecutive days. Except for obligations


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under this Agreement which survive the death of the Executive, in the event of such a termination, the Company shall have no further obligations under this Agreement other than to pay to the Executive Base Salary through the end of the calendar month of his termination, any Stipulated Bonus as provided for herein, and any other compensation hereunder that has been earned but not paid. The Company agrees to keep in force during the Term of Employment group disability income insurance, substantially equivalent to that in effect generally for the Company's executives on the Effective Date.

         The Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company, to whom the Executive or his duly appointed guardian has no reasonable objection, to determine whether the Executive is disabled. Such determination shall be conclusive. If the Executive fails to submit to such medical examination, the Company's determination of the Executive's disability shall be conclusive.

         (c) Termination by the Company for Cause. The Company may terminate the Executive's employment for Cause at any time upon written notice setting forth in reasonable detail the nature of the Cause. The following, as determined by the Board in its reasonable judgment, will constitute Cause:

                  (i) fraud, embezzlement or other material dishonesty by the Executive with respect to the Company; or

                  (ii) the Executive's conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude.

Upon termination of the Executive's employment for Cause, the Company shall have no further obligations under this Agreement other than to pay to the Executive any Base Salary and any other amounts that have been earned but not paid.

         (d) Termination by the Company Other Than for Cause. The Company may terminate the Executive's employment hereunder other than for Cause at any time upon written notice. In the event of such termination, the Company shall:

                  (i) at the election of the Executive, either continue to pay Base Salary and any Stipulated Bonus to the Executive during the remainder of the Term of Employment or pay to him the present value (using the prime rate as reported in The Wall Street Journal on the date of termination to calculate the discount factor) of such Base Salary and any Stipulated Bonus in a lump sum;

                  (ii) at the election of the Executive, either continue to contribute to the cost of the Executive's participation in the Company's medical and life insurance arrangements during the remainder of the Term of Employment or pay to him in a lump sum the present value (determined as provided in clause (i) above) of the greater of the Company's contribution to such cost or the amount required to purchase individual coverage with


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         substantially equivalent benefits if Executive is no longer eligible to participate in such medical and life insurance arrangements;

                  (iii) pay to Executive any other compensation hereunder that has been earned but not paid including any Stipulated Bonus; and

                  (iv) regardless of whether the termination occurs during or after the Term of Employment, treat the Executive as having satisfied the vesting requirements under the SERP and being entitled to his retirement benefits as described in Section 5.1 of the SERP and the payment of such benefits shall commence immediately without reduction under Section 5.3 of the SERP notwithstanding any of the provisions of the SERP, and with respect to stock options provided for in Section 4(b) hereof such that options which would otherwise become vested during the full Term of Employment shall become immediately vested upon such termination and be fully exercisable over the full term of the options.

The Company shall have no other obligations under this Agreement. The Executive shall have no obligation to mitigate.

         (e) Termination by the Executive.

                   (i) If the Executive terminates his employment during the Term of Employment because the Company has breached this Agreement by failing to pay Base Salary in accordance with Section 4(a) or failing to pay other compensation or expenses contemplated hereby or because the Company otherwise commits a material breach of its obligations to the Executive hereunder (including the Company's not using its best efforts to cause the Executive to be elected as a director with the result that the Executive ceases to be a director of the Company notwithstanding his willingness to serve, assignment of duties and responsibilities inconsistent with his position, any change in his permanent place of employment or any other action that is materially inconsistent with Executive's position as a senior executive and a director of the Company), the termination shall, for purposes of this Agreement, be treated as a termination by the Company other than for Cause and governed by Section 5(d).

                  (ii) If the Executive terminates his employment with the Company for any other reason, the Company shall have no further obligations under this Agreement other than to pay to the Executive any Base Salary that has been earned but not paid.

         (f) Gross-up Payment. The payments and benefits called for by this agreement are not in any way conditioned on a change of ownership or control of the Company. The Company intends such payments and benefits to be reasonable compensation for services rendered by the Executive, and intends that the Executive receive the full economic benefit of such payments and benefits. Therefore, in the event that it is determined that any payment or benefit provided by the


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Company to or for the benefit of Executive, either under this Agreement or otherwise, will be subject to the excise tax imposed by section 4999 of the Internal Revenue Code or any successor provision ("section 4999"), the Company will, prior to the date on which any amount of the excise tax must be paid or withheld, make an additional lump-sum payment (the "gross-up payment") to Executive. The gross-up payment will be sufficient, after giving effect to all federal, state and other taxes and charges (including interest and penalties, if any) with respect to the gross-up payment, to make Executive whole for all taxes (including withholding taxes) and any associated interest and penalties, imposed under or as a result of section 4999.

         Determinations under this Section 5(f) will be made by the Company's independent auditors unless Executive has reasonable objections to the use of that firm, in which case the determinations will be made by a comparable firm chosen by Executive after consultation with the Company (the firm making the determinations to be referred to as the "Firm"). The determinations of the Firm will be binding upon the Company and Executive except as the determinations are established in resolution (including by settlement) of a controversy with the Internal Revenue Service to have been incorrect. All fees and expenses of the Firm will be paid by the Company.

         If the Internal Revenue Service asserts a claim that, if successful, would require the Company to make a gross-up payment or an additional gross-up payment, the Company and Executive will cooperate fully in resolving the controversy with the Internal Revenue Service. The Company will make or advance such gross-up payments as are necessary to prevent Executive from having to bear the cost of payments made to the Internal Revenue Service in the course of, or as a result of, the controversy. The Firm will determine the amount of such gross-up payments or advances and will determine after resolution of the controversy whether any advances must be returned by Executive to the Company. The Company will bear all expenses of the controversy and will gross Executive up for any additional taxes that may be imposed upon Executive as a result of its payment of such expenses.

         6. Nondisclosure. During the Term of Employment, the Executive may become aware of information which is nonpublic, confidential or proprietary in nature with respect to the Company or with respect to other companies, persons, entities, ventures or business opportunities in which the Company has, or, if it were disclosed to the Company, the Company might have, an interest ("Confidential Information"). All Confidential Information will be kept strictly confidential by the Executive and the Executive shall not: (a) copy, reproduce, distribute or disclose any Confidential Information to any third party except in the course of his employment by the Company; (b) use any Confidential Information for any purpose other than in connection with his employment by the Company; or (c) use any Confidential Information in any way that is detrimental to the Company.

         Confidential Information shall not include information which the Executive can demonstrate: (a) is or becomes generally available to the public other than by breach by the Executive of his agreement herein; (b) is disclosed by the Executive, pursuant to obligations


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under law, regulation or court order; or (c) was prior to the Effective Date, or thereafter becomes, known to the Executive on a nonconfidential basis.

         Upon termination of the Executive's employment, he shall immediately return or destroy all Confidential Information, including all notes, copies, reproductions, summaries, analyses, or extracts thereof, then in his possession. Such return or destruction shall not abrogate the continuing obligations of the Executive under this Agreement.

         In the event that the Executive is requested or required (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, he shall provide the Company with prompt written notice so that it may seek a protective order or other appropriate remedy. In the event such protection or other remedy is not obtained, the Executive shall furnish only that portion of the Confidential Information which he is advised by counsel is legally required and shall exercise best efforts to obtain assurance that confidential treatment will be accorded to such Confidential Information.

         The Executive agrees that until the expiration of five years from the date of termination of his employment by the Company, he will not without the prior written approval of the Company (i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities, assets or property of the Company or any of its subsidiaries, whether such agreement or proposal is with the Executive or with a third party, other than shares of common stock he is entitled to acquire under the terms of this Agreement or any stock option or other employee benefit plan, (ii) propose to enter into, directly or indirectly, any merger or other business combination involving the Company or any of its subsidiaries, (iii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company or any of its subsidiaries, (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any voting securities of the other party or any of its subsidiaries, (v) otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the Company, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing or (vii) advise, encourage, provide assistance (including financial assistance) to or hold discussions with any other persons in connection with any of the foregoing.

         The Executive hereby acknowledges that he is aware that the United States securities laws prohibit any person who has material, nonpublic information concerning the Company from purchasing or selling securities of the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The obligations of the Executive stated in this Section 6 shall, except where expressly limited as to time, continue without limit as to time and without regard to the employment status of the Executive.



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         7. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound and that he is not now subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party's consent.

         8. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

         9. Cost of Enforcement. The Company shall pay reasonable costs and expenses (including fees and expenses of counsel) incurred by the Executive in connection with an action to enforce his rights under this Agreement in which action the Executive prevails.

         10. Indemnification. The Company shall, to the maximum extent permitted from time to time under the law of the State of Florida, indemnify and upon request shall advance expenses to the Executive in the event he is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director, officer or employee of the Company or while a director, officer or employee is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Company to indemnify or advance expenses to the Executive in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of the Executive. The Executive shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. The provisions of this Section 10 shall be in addition to any right of indemnification to which the Executive may be entitled under the Company's charter or by-laws, pursuant to any other contract, or by operation of law.

         11. Assignment. Except as provided in this Section 11, neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other. The Company may without the consent of the Executive assign its rights and obligations under this Agreement to any wholly-owned subsidiary of the Company or to any corporation or other business entity into which the Company has merged or with which it has consolidated or which has acquired substantially all of the Company's assets, provided that no such assignment shall relieve the Company of its obligations under this Agreement. This Agreement shall inure to the benefit of


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and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

         12. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the subject matter hereof. The Executive may have other rights and obligations under other agreements, insurance policies and plans and employee benefit and welfare plans of the Company, including, without limitation, the SERP.

         13. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.

         14. Governing Law. This is a Florida contract and shall be construed and enforced under and be governed in all respects by the laws of the State of Florida.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

DAVID B. HILEY                                KOGER EQUITY, INC.


/s/ David B. Hiley                            By: /s/ Victor A. Hughes, Jr.
------------------                            ----------------------------
                                              Chairman and Chief Executive
                                              Officer


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